Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 7, 2014, among MEDIA GENERAL, INC. (the “Borrower”), each other Loan Party party hereto, each Term B-1 Lender party hereto, and ROYAL BANK OF CANADA (acting through one or more of its branches or any Affiliate thereof, collectively, “Royal Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)     The Borrower, the Lenders party thereto and Royal Bank as Administrative Agent entered into that certain Credit Agreement, dated as of July 31, 2013 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date of this Amendment, including as amended and restated by Amendment No. 1 to Credit Agreement, dated as of April 15, 2014 and as amended by Amendment No. 2 to Credit Agreement, dated as of October 28, 2014, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment on the Acquisition Effective Date (as defined in the Existing Credit Agreement, the “Acquisition Effective Date”) and as may be further amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”).

(2)     The Borrower and the other Loan Parties have requested that the Term B-1 Lenders agree to amend certain provisions of the Existing Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendments to the Loan Documents. The Existing Credit Agreement is, effective as of the Acquisition Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 of this Agreement, amended as follows:

(a)     Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

 “Minimum Aggregate ECF Prepayment Trigger” shall occur on the date on which (1) the aggregate amount of prepayments of Term Loans since the Acquisition Effective Date pursuant to Section 2.05(b) of the Credit Agreement and (2) the sum of the aggregate principal amount of (a) all voluntary prepayments of Term Loans following the Acquisition Effective Date (provided that, with respect to Discounted Voluntary Prepayments, only the actual amount of cash used to consummate such prepayment shall be included in such calculation) and (b) all voluntary prepayments of Revolving Credit Loans following the Acquisition Effective Date to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments (in the case of the immediately preceding clause (b), to the extent such prepayments are not funded with the proceeds of Indebtedness or any Specified Equity Contribution) exceed $150.0 million.

 “Minimum Annual ECF Prepayment Amount” shall mean (i) for the fiscal years of the Borrower Representative ending December 31, 2014 and December 31, 2015, $0, (ii) for the fiscal years of the Borrower Representative ending December 31, 2016, December 31, 2017 and December 31, 2018, in each case (A) $50.0 million per annum minus for each applicable fiscal year (B) the sum of (1) all voluntary prepayments of Term Loans (provided that, with respect to Discounted Voluntary Prepayments, only the actual amount of cash used to consummate such prepayment shall be included in such calculation) during such fiscal year and prior to the date of such payment (without duplication of any amounts applied to reduce Excess Cash Flow for a prior period) and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year and prior to the date of such payment (without duplication of any amounts applied to reduce Excess Cash Flow for a prior period) to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of the immediately preceding clause (2), to the extent such prepayments are not funded with the proceeds of Indebtedness or any Specified Equity Contribution and (iii) thereafter, $0.

(b)     Notwithstanding anything to the contrary in this Amendment or the Credit Agreement, (i) an Event of Default arising under Section 7.10(a) of the Credit Agreement shall not constitute an Event of Default for purposes of any Term B-1 Loans unless and until the Required Revolving Credit Lenders have actually terminated the Revolving Commitments and declared all Revolving Loans to be immediately due and payable in accordance with the Credit Agreement and such declarations have not been rescinded and (ii) only the consent of the Required Revolving Credit Lenders shall be necessary to (and only the Required Revolving Credit Lenders shall have the ability to) amend (including replacement or elimination thereof) or waive the terms and provisions of Sections 7.10(a) and 8.05 of the Credit Agreement (or the defined terms to the extent used therein but not as used in any other Section of the Credit Agreement).

(c)     With respect to the aggregate principal amount of Term Loans prepaid by or at the direction of the Borrower Representative in any fiscal year pursuant to Section 2.05(b)(i) of the Credit Agreement (the “Annual Actual ECF Amount”), until such time as the Minimum Aggregate ECF Prepayment Trigger has occurred: (i) the Borrower Representative shall cause the Annual Actual ECF Amount in each fiscal year to be no less than the Minimum Annual ECF Prepayment Amount for such applicable fiscal year of the Borrower Representative and (ii) no Term B-1 Lender may decline prepayments made pursuant to Section 2.05(b)(i) of the Credit Agreement or the foregoing clause (i) until the Minimum Annual ECF Prepayment Amount shall have been prepaid for such fiscal year, and any Declined Proceeds in respect of the foregoing shall be applied to repay the other Term Loans on a ratable basis.

SECTION 2.     Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) when, and only when, each of the following conditions have been satisfied or waived in accordance with the terms therein:

(a)     The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the other Loan Parties and the Required Term B Lenders;

(b)     The Borrower shall have paid or caused to be paid to the Administrative Agent a consent fee for the account of each Term B-1 Lender that has executed and delivered to the Administrative Agent a signature page to this Amendment at or prior to 5:00 p.m. (New York City time) on November 6, 2014, in the amount of 0.25% of such Term B-1 Lender’s Term B-1 Loans and Commitments under the Existing Credit Agreement immediately prior to such time (it being understood that such fees shall be payable only if consents from the Required Term B Lenders are received); provided that such fees shall be paid no later than the Acquisition Effective Date.

(c)     The Borrower shall have paid all reasonable fees and expenses (including the reasonable fees and expenses of Paul Hastings LLP) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Existing Credit Agreement to the extent invoiced prior to the date hereof; and

(d)     Prior to and after giving effect to the Amendment, (i) the representations and warranties of the Borrower and each other Loan Party contained in the Existing Credit Agreement and each other Loan Document (including in Section 4 hereof) shall be true and correct in all material respects on and as of the date hereof; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (ii) no Default shall exist, or would result on the Effective Date before or after giving effect to the effectiveness of this Amendment.

SECTION 3.     Consent and Affirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the validity, perfection and priority of existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue unimpaired with the same priority to secure the obligations of the Loan Parties under the Existing Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and in the case of any Guarantor, its Guarantee of the Obligations, as and to the extent provided in the Loan Documents, shall continue in full force and effect.

SECTION 4.     Confirmation of Representations and Warranties. (a) Each Loan Party hereby represents and warrants, on and as of the Effective Date, that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, before and after giving effect to this Amendment, as though made on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

(b)     Each Loan Party represents and warrants, on and as of the Effective Date, that: (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Amendment except for such actions, consents, approvals, registrations or filings, the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(c)     Each Loan Party hereby acknowledges that it has been provided with a copy of each of the Existing Credit Agreement and the other Loan Documents.

(d)     Each Loan Party hereby represents and warrants that, on and as of the Effective Date, no event has occurred and is continuing that constitutes a Default.

SECTION 5.     Reference to and Effect on the Credit Agreement.

(a)     On and after the Acquisition Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder” or “hereof’, and in each other Loan Document to “the Credit Agreement”, “thereunder” or “thereof”, or in each case words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)     The Credit Agreement as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Existing Credit Agreement.

(c)     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Existing Credit Agreement or any other Loan Document.

SECTION 6.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.     Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 9.     Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

SECTION 10.   Notices; Successors; Waiver of Jury Trial. All communications and notices hereunder shall be given as provided in the Existing Credit Agreement. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

SECTION 11.     No Novation, Etc. This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Effective Date, shall continue to be owing under the Existing Credit Agreement or such other Loan Documents until paid in accordance therewith.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

MEDIA GENERAL, INC.,

By:	/s/ James F. Woodward
Name:	James F. Woodward
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 3]

BIRMINGHAM BROADCASTING CO., INC.
BIRMINGHAM BROADCASTING (WVTM-TV), LLC
BLOCKDOT, INC.
MGDT, INC. (f/k/a DEALTAKER, INC.)
MEDIA GENERAL COMMUNICATIONS  HOLDINGS, LLC
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL OPERATIONS, INC.
NES II, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
VIRGINIA PAPER MANUFACTURING CORP.
MEDIA GENERAL BROADCASTING, LLC

By:	/s/ James F. Woodward
Name:	James F. Woodward
Title:	Treasurer

[Signature Page to Amendment No. 3]

YOUNG BROADCASTING SHARED SERVICES, INC.
LAT, INC.
YBT, INC.
YBK, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF NASHVILLE LLC
WATE, G.P.
KLFY, L.P.
WKRN, G.P.
YOUNG BROADCASTING, LLC

By:	/s/ James F. Woodward
Name:	James F. Woodward
Title:	Treasurer

[Signature Page to Amendment No. 3]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Yvonne Brazier
Name:	Yvonne Brazier
Title:	Manager, Agency

[Signature Page to Amendment No. 3]

Signature pages for Required Term B Lenders on file with the Administrative Agent.

[Signature Page to Amendment No. 3]